SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 16, 2003

Commission File Number:  0-21660

PAPA JOHN’S INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification number)

2002 Papa John’s Boulevard Louisville, Kentucky 40299-2334
(Address of principal executive offices)

(502) 261-7272
(Registrant’s telephone number, including area code)

Item 5. Other Events

On June 16, 2003, Papa John’s International, Inc., announced that the U.S. District Court, Western District of Kentucky, has entered a Consent Judgment in the civil action filed by Papa John’s against Pizza Magia International, LLC and certain of its officers.  The parties have reached an agreement to resolve the matter, the terms of which are subject to certain confidentiality restrictions.

Item 7. Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number	Description

99.1	Papa John’s International, Inc. press release dated June 16, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.

(Registrant)

Date: June 19, 2003	/s/ J. David Flanery
J. David Flanery
Senior Vice President of Finance and Principal Accounting Officer